Consent of Independent Registered Public Accounting Firm

Iconix Brand Group, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-128425, 333-129075, 333-137383, 333-139575 and 333-146288) and on Form S-8 (Nos.333-27655,  333-49178, 333-68906,  333-75658, 333-127416 and 333-138134) of Iconix Brand Group, Inc. of our reports dated February 28, 2008, relating to the consolidated financial statements, financial statement schedule and the effectiveness of Iconix Brand Group, Inc.'s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

New York, New York
February 28, 2008